UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 30, 2006

The Finish Line, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana		46235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

EMPLOYMENT AGREEMENTS

On October 30, 2006, The Finish Line, Inc., an Indiana corporation (the “Company”), entered into employment agreements (collectively, the “Agreements,” and each individually, an “Agreement”), with the executives listed below (collectively, the “Executives,” and each individually, an “Executive”). Pursuant to the terms of their respective Agreement, each Executive will continue to serve in the capacity and will receive the salary set forth opposite such Executive’s name in the following table:

Executive	Title	Annual Salary
Glenn Lyon	President and Chief Merchandise Officer	$450,000
Steve Schneider	Chief Operating Officer	$390,000
Gary Cohen	Executive Vice President, General Counsel and Secretary	$295,000
George Sanders	Executive Vice President, Real Estate and Store Development	$280,000
Mike Marchetti	Executive Vice President, Store Operations	$277,000
Don Courtney	Executive Vice President – IS, Distribution, CIO, Assistant Secretary	$270,000
Kevin Wampler	Executive Vice President, CFO and Assistant Secretary	$245,000

Except as specifically set forth above, the terms of each Agreement are identical.

Pursuant to the terms of their respective Agreement, each Executive shall serve the Company for a term of three years. Following the initial three-year term, the term of each Agreement shall be automatically extended for successive one-year periods unless the Company or Executive provides written notice of such party’s desire to terminate the Agreement at least 90 days prior to the termination of the initial three-year term or any extension thereof. In addition to the salaries set forth above, each Executive shall also be entitled to participate in such annual and long-term incentive bonus compensation programs or arrangements established for the Company’s executives, as well as participate in the Company’s employee benefit plans on the same basis as such benefits are generally made available to other peer executives within the Company.

If an Executive is terminated by the Company without “Cause” (other than by reason of such Executive’s death or “Disability”) or resigns for “Good Reason,” each as defined in the Agreements, other than within the period that begins 30 days prior to a “Change in Control,” as defined in the Agreement, and ends two years following a Change in Control, such Executive shall be entitled to receive a lump sum cash payment equal to such Executive’s base salary, continued provision of group health benefits for one year following the date of termination and an amount equal to a pro-rated portion of the annual bonus, if any, and any other bonus such Executive would have received had such Executive remained employed through the end of the year in which the termination occurred (the “Termination Year”).

If an Executive is terminated by the Company without Cause (other than by reason of such Executive’s death or Disability) or resigns for Good Reason, in either case during the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, such Executive shall be entitled to receive (a) a lump sum cash payment equal to 2.5 times the sum of (i) such Executive’s base salary, (ii) such Executive’s target annual bonus for the Termination Year and (iii) the value of any other bonus such Executive could have earned during the Termination Year, and (b) continued provision of group health benefits for two years following the date of termination. If an Executive resigns without Good Reason during the 30-day period that begins on the first anniversary of a Change in Control, such Executive shall be entitled to receive a lump sum payment equal to such Executive’s base salary.

Pursuant to the terms of the Agreements, if any of the payments described above become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the Executive receiving such payments shall receive a “Gross-Up Payment,” as defined in the Agreement, so long as such amounts exceed 110% of the “Safe Harbor Amount,” as defined in the Agreement. Also, the Company’s obligation to make any payments described above to an Executive upon termination are subject to such Executive’s continued to compliance with the non-competition, non-solicitation and confidentiality obligations set forth in the Agreement, as well as such Executive’s execution of a general release in favor of the Company and its affiliates in a form reasonably acceptable to the Company.

In the event of a Change in Control, all stock options, awards of restricted stock and all other similar equity instruments granted to an Executive that are outstanding and have not otherwise vested shall be deemed vested immediately prior to the consummation of the Change of Control.

The form of Agreement also provides for non-compete, non-solicitation and confidentiality covenants applicable following the termination of an Executive’s employment.

The foregoing summaries are qualified in their entirety by reference to the complete text of the form of Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

FOUNDERS LETTER AGREEMENTS

In addition to the employment agreements described above, on October 30, 2006, the Company, entered into letter agreements (collectively, the “Founders Letters,” and each individually, a “ Founders Letter”), with Alan Cohen, David Klapper, and Larry Sablosky (collectively, the “Founders,” and each individually, a “Founder”). Pursuant to the terms of their respective Founders Letter, each Founder will be entitled to the following benefits:

In the event of a “Change in Control,” as defined in the Founders Letter, all stock options, awards of restricted stock and all other similar equity instruments granted to a Founder that are outstanding and have not otherwise vested shall be deemed vested immediately prior to the consummation of the Change of Control.

If a Founder is terminated by the Company without “Cause” or resigns for “Good Reason,” each as defined in the Founders Letters, during the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, such Founder shall be entitled to receive group health benefits for the Founder and his dependents until the Founder reaches the age of 65.

The foregoing summaries are qualified in their entirety by reference to the complete text of the form of Founders Letter, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Employment Agreement, dated as of October 30, 2006.

10.2	Form of Founders Letter, dated as of October 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Finish Line, Inc.

By:	/S/ Kevin S. Wampler
Kevin S. Wampler
Executive Vice President, CFO and Assistant Secretary

Dated: November 3, 2006

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